Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Zeo Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	457(c)	40,118,434	(2)	$5.27	(3)	$211,424,147.18	0.00014760	$31,206.20	(4)

Fees Previously Paid	-	-	-	-		-		-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-				-				-	-	-	-
	Total Offering Amounts									$31,206.20
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$31,206.20

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the sum of (i) up to 4,000,004 shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) that were issued to ESGEN LLC, a Delaware limited liability company (the “Sponsor”), and certain former holders of Class B ordinary shares, par value $0.0001 per share, of ESGEN Acquisition Corporation (“ESGEN”), in connection with the closing of the transactions contemplated by that certain business combination agreement, dated as of April 19, 2023, as amended (the “Business Combination Agreement”), by and among ESGEN, Sunergy Renewables, LLC (“Sunergy”), ESGEN OpCo, LLC (“OpCo”), holders of the limited liability company interests of Sunergy (the “Sellers”), the Sponsor, for limited purposes, and Timothy Bridgewater, for limited purposes, (ii) up to 50,000 shares of Class A Common Stock that were issued to Piper Sandler & Co. (“Piper”) pursuant to that certain amendment on March 8, 2024 to an engagement letter, by and between Piper and Sunergy, (iii) up to 1,500,000 shares of Class A Common Stock issuable upon exchange of an equivalent number of Class A convertible preferred units of OpCo and Class V common stock of the Company, par value $0.0001 per share (the “Class V Common Stock”), pursuant to that certain subscription agreement, dated as of April 19, 2023, as amended and restated, by and between ESGEN, OpCo and the Sponsor, and (iv) up to 33,730,000 shares of Class A Common Stock issuable upon exchange of an equivalent number of Class B units of OpCo and Class V Common Stock issued to the Sellers pursuant to the Business Combination Agreement.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market LLC on April 16, 2024 ($5.27 per share), in accordance with Rule 457(c) of the Securities Act.

No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-4 (File No. 333-274551), which was declared effective on February 13, 2024 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act.

(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectus

Security Type	Security Class Title(5)	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A common stock underlying public warrants	13,800,000	$159,252,000	Form S-4	333-274551	February 13, 2024

(5)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-4 (File No. 333-274551), which was declared effective on February 13, 2024 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.